UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2022
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 12, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Lions Gate Entertainment Corp. (the “Company”) approved the Company’s exercising its option under its employment agreement with Jon Feltheimer, the Company’s Chief Executive Officer (the “Agreement’), to extend the term of the Agreement through August 21, 2025. The Committee also approved certain amendments to the Agreement as set forth in the Amendment to Employment Agreement, attached hereto as Exhibit 10.1 (the “Amendment”). Below is a summary of the terms of the Agreement, as amended.

Pursuant to the Agreement, Mr. Feltheimer receives an annual base salary of $1,500,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the Committee, with the target bonus commencing with the Company’s 2023 fiscal year being $7,000,000. Any portion of Mr. Feltheimer’s annual bonus that exceeds $1,500,000 for a particular year may be paid to him in the form of fully vested Company common shares. The Agreement also provides for Mr. Feltheimer to participate in the Company's usual benefit programs for executives at his level, as well as Company-provided life and disability insurance coverage, reasonable club membership dues and limited use of the Company’s private aircraft. The Agreement also provides for Mr. Feltheimer to receive, subject in each case to approval by the Committee and Mr. Feltheimer’s continued employment through the applicable date of grant, the following equity-based awards for each of the Company’s 2024, 2025 and 2026 fiscal years (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to the Company’s Class B non-voting shares (“Class B Shares”); (ii) a time-vesting award of stock options or share appreciation rights (“SARs”) with respect to the Class B Shares; and (iii) a performance-vesting award of RSUs with respect to the Class B Shares. The aggregate grant date value of each Annual Grant will be $6,000,000 (the “Annual Grant Value”). The number of shares subject to the three awards comprising each Annual Grant will be determined, in the case of each of the two RSU awards, by dividing one-third of the Annual Grant Value by the closing price of a Class B Share on the date of that Annual Grant and, in the case of the award of options or SARs, by dividing one-third of the Annual Grant Value by the per-share value of the award as of the grant date based on the methodology then used by the Company to value options and similar awards for financial statement purposes. Each Annual Grant will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. Each of the Annual Grants will be granted under the Company’s 2019 Performance Incentive Plan or a successor equity compensation plan of the Company. Except as noted below, the vesting of each installment of the Annual Grants is subject to Mr. Feltheimer’s continued employment through the applicable vesting date. In addition, the vesting of the performance-based RSU Annual Grants is contingent on achievement of performance metrics to be determined by the Committee for the 12-month period ending on the applicable vesting date. The Agreement provides that each of the Annual Grants described above may be settled in cash, the Class B Shares, the Company’s Class A voting shares, or a combination thereof, as determined by the Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment (less the applicable exercise price in the case of options and SARs). The Committee also approved the grant of Mr. Feltheimer on July 27, 2022 of 290,433 time-vesting RSUs and 290,433 performance-vesting RSUs that are generally subject to the same vesting conditions described above.

In the event Mr. Feltheimer’s employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the Agreement), he would be entitled to a cash severance payment equal to the present value of his base salary through August 21, 2025, as well as Company payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2025. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by the Company pursuant to the Agreement prior to his termination (including the July 2022 grants noted above), to the extent then outstanding and unvested, would become fully vested upon his termination (and if the Annual Grant for the fiscal year in which his termination occurs has not previously been granted, that Annual Grant would be made and would fully vest upon his termination). If Mr. Feltheimer’s employment is terminated by the Company without cause or by him for good reason and such termination occurs on or within 12 months following a change in control of the Company (as defined in the Agreement), he would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through August 21, 2025 and $6,000,000. In each case, Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of the Company. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or disability, his equity awards granted by the Company pursuant to the Agreement (and the July 2022 grants), to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

The foregoing summary is qualified in its entirety by the provisions of the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 26, 2020, and by the Amendment filed herewith, each of which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	First Amendment to Employment Agreement, dated August 12, 2022, between the Company and Jon Feltheimer
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 15, 2022	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

		By:	/s/ Corii D. Berg
		Name:	Corii D. Berg
		Title:	General Counsel